UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 9, 2008

Solution Technology International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27842	52-1988677

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Garrett Information Enterprise Center
685 Mosser Road, Suite 11
McHenry, MD 21541

(Address of principal executive offices) (Zip Code)

(301) 334-0679

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant (“Solution Technology International” or “STI”) entered into an Agreement on Disposition of Convertible Debentures (the “YA Agreement”) with YA Global Investments , L.P. (“YA”) and Resurgence Partners, LLC dated September 9, 2008 pursuant to which (i) Resurgence Partners acquired for $700,000 and a two year $150,000 promissory note all outstanding convertible debentures originally issued to YA by STI less $150,000 of such debentures that YA continues to hold, (ii) YA agreed that STI could cancel the warrants that it held to acquire STI’s shares of common stock and (iii) YA agreed to terminate the Intercreditor Agreement between itself and CrossHill Georgetown Capital, L.P. (“CrossHill”), leaving Resurgence Partners holding the blanket lien on STI’s assets except for $150,000 held by YA that was subordinated to the priority lien of Resurgence Partners. The preceding description of the YA Agreement is only a summary and is qualified in its entirety by reference to the YA Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

STI entered an Agreement to Terminate Loan Agreement (the “CrossHill Agreement”) dated September 9, 2008 with CrossHill pursuant to which CrossHill assigned the loan agreement dated January 10, 2003 and warrants to acquire 10,122,245 shares of STI common stock to Resurgence Partners for a payment of $310,000 and agreed to cancel the Intercreditor Agreement between itself and YA. The preceding description of the CrossHill Agreement is only a summary and is qualified in its entirety by reference to the CrossHill Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference.

As set forth in the YA Agreement and the CrossHill Agreement, Resurgence Partners intends to enter into a definitive agreement with STI to invest an additional amount of approximately $1.5 million in STI as working capital.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement on Disposition of Convertible Debentures dated September 9, 2008 among Solution Technology International, Inc., YA Global Investments, L.P. and Resurgence Partners, LLC

10.2	Agreement to Terminate Loan Agreement dated September 9, 2008 among Solution Technology International, Inc., CrossHill Georgetown Capital, L.P. and Resurgence Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Dan L. Jonson Dan L. Jonson President and Chief Executive Officer

Date: September 15, 2008